PROMISSORY NOTE




                                                         Los Angeles, California

$65,000.00                                                        March 17, 1999


         1. Promise to Pay. For Value Received, Timothy N. Jenson ("Borrower") hereby unconditionally promises to pay to the order of Merisel, Inc., a Delaware corporation (the "Company"), or order, the sum of sixty-five thousand dollars ($65,000.00).

         2. Interest. No interest will be payable by Borrower on this Note.

         3.       Forgiveness of Principal.

                  (a) The entire principal amount of this Note shall be forgiven on the earlier of (i) the date the Company releases its earnings for fiscal year 1999, provided that the Company's consolidated pre-tax net income for 1999 equals at least 80% of the amount therefor set forth in the 1999 Operating Plan approved by the Company's Board of Directors on December 16, 1998, and (ii) March 2, 2001.

                  (b) The entire principal amount of this Note shall be forgiven upon termination of the Borrower's employment by the Company other than as a result of Termination for Cause (as defined below) or Borrower's resignation without Good Reason (as defined below).

         4. Mandatory Payment. The outstanding principal balance of this Note shall be due and payable ninety (90) days after termination of Borrower's employment with the Company due to Termination for Cause or Borrower's resignation without Good Reason.

         5.       Definitions.

                  (a) A resignation  by Borrower  shall be with "Good Reason" if
(i) there has been a material reduction in Borrower's job responsibilities from those that existed immediately prior to such reduction, it being understood that a mere change in title alone shall not constitute a material reduction in Borrower's job responsibilities, (ii) without Borrower's prior written approval, the Company requires Borrower to be based anywhere other than Borrower's then current location, it being understood that required travel on the Company' business to an extent consistent with Borrower's normal and customary business travel obligations does not constitute "Good Reason," or (iii) there is a reduction in Borrower's base salary, except that an across-the-board reduction in the salary level of all of the Company's executives in the same percentage amount as part of a general salary level reduction shall not constitute "Good Reason."

                  (b) "Termination for Cause" shall mean if the Company terminates Borrower's employment for any of the following reasons: Borrower's misconduct (misconduct includes physical assault, insubordination, falsification or misrepresentation of facts on company records, fraud, dishonesty, willful destruction of Company property or assets, or harassment of another associate by Borrower in violation of the Company' policies); excessive absenteeism; abuse of sick time; or Borrower's conviction for or a plea of nolo contendere by Borrower to a felony or any crime involving moral turpitude.

         6. Form of Payments. Any payment due hereunder shall be payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. All payments of principal are payable at the Company's offices at 200 Continental Boulevard, El Segundo, California 90245 or at such other place of which the Company shall notify Borrower in writing as hereinafter provided.

         7. Costs of Collection. In the event this Note is turned over to an attorney at law for collection after default, in addition to the principal payable hereunder, the Company shall be entitled to collect all costs of collection, including but not limited to attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of the Company's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand.

         8. No Waiver. No failure on the part of the Company or any other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or a reinstatement of the debt evidenced hereby, or be construed so as to preclude the exercise of any right which the Company may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

         9. Borrower's Waivers. Borrower, for itself and it successors and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, but not limited to, exemptions provided by or allowed under the Bankruptcy Reform Act of 1984, both as to itself personally and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

         10. Applicable Law. This Note shall be governed by and construed under the laws of the State of California, without giving effect to its conflicts of law principles. Borrower hereby submits to personal jurisdiction in the State of California for the enforcement of Borrower's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action to enforce such obligations of Borrower. In the event such action is commenced, Borrower agrees that service of process may be made and personal jurisdiction may be obtained by service of a copy of the summons, complaint, and other pleadings required to commence such action upon Borrower at the address provided in section 11.

         11. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission, delivered by courier service or by other messenger or ten days after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         If to Borrower, to:
         Timothy N. Jenson
         11491 Harrisburg Road
         Los Alamitos, CA 90720
         Tel: 562-799-0458

         If to the Company, to:
         Merisel, Inc.
         200 Continental Boulevard
         El Segundo, California 90245
         Tel:  310-615-1235
         Fax: 310-615-6819
         Attention: Karen A. Tallman

         12. Captions. The captions of the sections of this Note are solely for convenience and are not intended to be a part of this Note and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         13. Waiver of Jury Trial. Borrower hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any action based on or arising out of, under or in connection with this Note, or any course of conduct, course of dealings, statements (whether oral or written) or actions of either party, this waiver being a material inducement for the Company to accept this Note.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

WITNESS/ATTEST                                     TIMOTHY N. JENSON

     /s/                                           /s/Timothy N. Jenson
By:______________________________                  ___________________________

Name:____________________________

Title:___________________________